EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION CONTACT:

Jose Segrera                                           Richard Cooper/Rob Schatz
FirstCom Corporation                                   Investors Relations
(305) 448-4422                                         (516) 829-7111
jsegrera@firstcom-usa.com                              sgi@netmonger.net

          FIRSTCOM ANNOUNCES A $10.0 MILLION CREDIT FACILITY WITH CIBC

Coral Gables, Florida -March 6, 2000 - FirstCom Corporation (NASDAQ:FCLX) ("FirstCom" or the "Company") a next generation provider of intelligent network services in Latin America, today announced that it had signed a term credit facility with Canadian Imperial Bank of Commerce (NYSE:BCM) ("CIBC") to borrow up to $10.0 million to be used to continue the expansion of FirstCom's operations in Peru through the time of FirstCom's planned merger with ATT Latin America.

Commenting on the credit facility, Jose Segrera, Interim Chief Financial Officer said, "The completion of this credit facility clearly demonstrates CIBC"s confidence in our business strategy in Peru and the Latin American region. The proceeds from this financing will be used to accelerate the expansion of our operations in Peru and provide us the opportunity to accelerate the expansion of Internet/data and other broadband services in Peru which enhances FirstCom's ability to bundle integrated telecommunications solutions to our business customers."

Ellen Marshall, Managing Director of CIBC commented, "As one of the new emerging next generation carriers in the rapidly growing telecommunications market in Latin America we are pleased to extend this credit facility to FirstCom."

FirstCom Corporation is rapidly emerging as a premium provider of broadband integrated Internet/data, voice and video telecommunication services to business customers in Peru, Chile and Colombia. FirstCom operates state-of-the-art fiber optic ATM/IP networks in these countries that provide high-speed Internet/data connectivity which facilitates the delivery of content to the business community. FirstCom also operates a competitive long distance carrier in Chile and Peru.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The foregoing statements involve known and unknown risks and uncertainties that may cause FirstCom's actual results or outcomes to be materially different from those anticipated and discussed herein. Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors detailed in FirstCom's filings with the Securities and Exchange Commission which readers are urged to read carefully in assessing the forward looking statements contained herein.

CONTACT: FirstCom Corporation Jose Segrera, Interim CFO 305/448-4422 jsegrera@firstcom-usa.com or Strategic Growth International, Inc. Richard Cooper / Rob Schatz 516/829-7111 sgi@netmonger.net